UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2007

P.F. Chang’s China Bistro, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-25123	86-0815086
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7676 E. Pinnacle Peak Road, Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 888-3000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information.

Item 2.02 Results of Operations and Financial Condition.

On October 24, 2007, P.F. Chang’s China Bistro, Inc. (the “Company”) issued a press release describing selected financial results of the Company for the quarter ended September 30, 2007. Also on October 24, 2007, the Company held its third quarter Earnings Conference Call. The press release and transcript of the third quarter Earnings Conference Call are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and, in addition to this Report on Form 8-K and pursuant to General Instruction B.2 of Form 8-K, are being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Section 5 — Corporate Governance and Management.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 19, 2007, the Board of Directors of the Company (the “Board”), pursuant to the Delaware General Corporations Code and the Bylaws of the Company, approved an amendment and restatement of the Company’s Bylaws to explicitly allow that the Board may by resolution(s) provide that all or a portion of any class or series of the Company’s stock may be uncertificated shares, in order to comply with the listing standards of the Nasdaq Stock Market.  The Company’s Amended and Restated Bylaws are attached to this Form 8-K as Exhibit 3(ii).

Section 8 – Other Events.

Item 8.01. Other Events.

On October 19, 2007, the Board increased the amount of the Company’s current share repurchase program authorization from $50.0 million to $100.0 million.  Under this program, the Company may repurchase outstanding shares of its common stock from time to time in the open market or in private during the two-year period ending October 19, 2009, at prevailing market prices.  The Company intends to use cash on hand and available credit lines to repurchase shares under the program.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	October 24, 2007 Press Release by P.F. Chang’s China Bistro, Inc.
99.2	Transcript of Earnings Conference Call held October 24, 2007
3(ii)	Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P.F. Chang’s China Bistro, Inc.

Date: October 25, 2007

/s/ Mark D. Mumford
Mark D. Mumford
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	October 24, 2007 Press Release by P.F. Chang’s China Bistro, Inc.
99.2	Transcript of Earnings Conference Call held October 24, 2007
3(ii)	Amended and Restated Bylaws.